As filed with the Securities and Exchange Commission on September 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zai Lab Limited

(Exact name of registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Cayman Islands	2834	98-1144595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4560 Jinke Road

Bldg. 1, 4F, Pudong, Shanghai, China 201210

Telephone: +86 21 6163 2588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

801 2nd Avenue, Suite 403

New York, New York 10017

Telephone: (212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Brien Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Telephone: (617) 951-7000	Samantha Du Chief Executive Officer Zai Lab Limited 4560 Jinke Rd Bldg.1, Fourth Floor Pudong Shanghai, China 201210 Telephone: +86 21 6163 2588	Richard D. Truesdell, Jr., Esq. Li He Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-219980

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary Shares, par value $0.00006 per share	383,333	$18.00	$6,899,994	$800

(1)	American depositary shares, or ADSs, evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-219980). Each ADS represents one ordinary share.
(2)	Includes (i) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (ii) all ordinary shares represented by ADSs initially offered or sold outside the United States that are thereafter resold from time to time in the United States.
(3)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-219980).
(4)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $165,600,000 on a Registration Statement on Form F-1 (File No. 333-219980), which was declared effective by the Securities and Exchange Commission on September 20, 2017. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price per share of $6,899,994 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional securities.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1, as amended (Registration No. 333- 219980) (the “Prior Registration Statement”) filed by Zai Lab Limited with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 20, 2017, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The registrant is filing this Registration Statement for the purpose of increasing the aggregate number of American depositary shares (“ADSs”) being offered by 383,333 ADSs. Each ADS represents one ordinary share. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

Index of Exhibits

Exhibit Number	Exhibit Description

5.1	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered

23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent accounting firm, regarding the consolidated financial statements of Zai Lab Limited

23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1	Power of Attorney of each of the directors of the registrant and the principal executive, financial and accounting officers of the registrant (previously filed on the signature page to the registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-219980), filed with the Securities and Exchange Commission on August 15, 2017 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, on September 20, 2017.

ZAI LAB LIMITED

By:	/s/ SAMANTHA DU
Name: Samantha Du Title: Chief Executive Officer

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMANTHA DU Samantha Du	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	September 20, 2017

/s/ TOM FENG Tom Feng	Vice President, Finance (Principal Financial and Accounting Officer)	September 20, 2017

* John Diekman	Director	September 20, 2017

* Tao Fu	Director	September 20, 2017

* Nisa Leung	Director	September 20, 2017

* Peter Wirth	Director	September 20, 2017

* Marietta Wu	Director	September 20, 2017

* Jianming Yu	Director	September 20, 2017

*By:	/s/ SAMANTHA DU
Samantha Du As Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zai Lab Limited, has signed this registration statement or amendment thereto in New York, NY on September 20, 2017.

Law Debenture Corporate Services Inc. (Authorized U.S. Representative)

By:	/s/ GISELLE MANON
Name: Giselle Manon
Title: Service of Process Officer